Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Citizens First Corporation of our report dated March 9, 2006 (except for Notes 20 and 23 as to which the date is September 5, 2006), on the 2005 consolidated financial statements of Citizens First Corporation. We also consent to the reference to us under the heading “Experts” in the prospectus.
Crowe Chizek and Company LLC
/s/ Crowe Chizek and Company LLC
Brentwood, Tennessee
September 6, 2006